Exhibit 99.2


Certification of the principal accounting officer Pursuant to Section 906 of the
                          Sarbanes-Oxley Act of 2002.

In connection with this quarterly report on Form 10-Q (the "report") of Options Talent Group (the "Company"). I, Robert Alberty, Corporate Controller (principal accounting officer) of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

     Date:  December 23, 2002



                                   /s/    ROBERT ALBERTY
                                   ---------------------
                                   Robert Alberty
                                   Corporate Controller (principal accounting
                                   officer)